    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                     AVIRON
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        77-0309686
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                           297 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 919-6500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 C. BOYD CLARKE
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                     AVIRON
                           297 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 919-6500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:
                            ALAN C. MENDELSON, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 463-4693

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED              PROPOSED
      TITLE OF SECURITIES            AMOUNT TO BE        MAXIMUM OFFERING     MAXIMUM AGGREGATE         AMOUNT OF
       TO BE REGISTERED               REGISTERED        PRICE PER SHARE(1)      OFFERING PRICE       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(2).....................        200,000                $51.42             $10,284,000              $2,571
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the high and low prices of Aviron's common stock on January 8, 2001 as quoted on the Nasdaq National Market. It is not known how many shares will be purchased under this Registration Statement or at what price shares will be purchased.

(2) Includes rights issued under the registrant's share purchase rights plan.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-45072

                  SUBJECT TO COMPLETION, DATED JANUARY 9, 2001

PROSPECTUS

                                 200,000 SHARES

      LOGO

                                  COMMON STOCK
                           -------------------------

These shares of common stock are being offered by the selling stockholders identified in this prospectus. The selling stockholders may sell the shares of common stock in a number of different ways and at varying prices. We provide more information about how they may sell their shares in the section entitled "Plan of Distribution" beginning on page 3.

We are not selling any shares of our common stock under this prospectus and will not receive any portion of the proceeds from the sale of these shares.
                           -------------------------

OUR COMMON STOCK IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "AVIR". ON JANUARY 8, 2001, THE LAST REPORTED SALE PRICE FOR OUR COMMON STOCK ON THE NASDAQ NATIONAL MARKET WAS $50 7/16 PER SHARE.
                           -------------------------

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.
                           -------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

         , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Risk Factors................................................    1
About Aviron................................................    1
Special Note Regarding Forward-Looking Statements...........    1
Use of Proceeds.............................................    2
Selling Stockholders........................................    2
Plan of Distribution........................................    3
Legal Matters...............................................    4
Experts.....................................................    4
Where You Can Find More Information.........................    5

                           -------------------------

     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

     We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. We own the FluMist trademark in the United States and in a number of other countries. This prospectus also includes trademarks owned by other parties.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may, over the next two years, offer common stock referenced in this prospectus in one or more offerings up to a total of 200,000 shares. Each time the selling stockholders use this prospectus to offer common stock, the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent filing on Form 10-K, as amended, and all other information contained in and incorporated by reference in this prospectus before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

                                  ABOUT AVIRON

     We are a biopharmaceutical company focused on the prevention of disease through innovative vaccine technology. We are currently focusing our product development and commercialization efforts on our lead product candidate, FluMist, an investigational intranasal live virus vaccine for influenza. Our goal is to become a leader in the discovery, development, manufacture and marketing of innovative vaccines. Our vaccine development programs are based both on techniques for producing weakened live virus vaccines and on our proprietary genetic engineering technologies. Live virus vaccines, including those for smallpox, polio, measles, mumps, rubella and chicken pox, have had a long record of preventing disease.

     We were incorporated in California in April 1992, and reincorporated in Delaware in November 1996. Our executive offices are located at 297 North Bernardo Avenue, Mountain View, California 94043 and our telephone number is
(650) 919-6500. Our World Wide Web address is http://www.aviron.com. Information contained in our World Wide Web site should not be considered to be part of this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in the sections entitled "About This Prospectus," "Risk Factors," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's results, levels of activity, or achievements to be materially different from any future results, levels of activity or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of common stock offered by the selling stockholders.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the selling stockholders, the number of shares of our common stock that they beneficially own as of December 31, 2000 and the number of shares which may be offered pursuant to this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2000 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentage ownership is based on 25,181,051 shares of common stock outstanding as of December 31, 2000.

     Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. The selling stockholders may sell all, some or none of the common stock being offered.

     Unless otherwise indicated, the address for each of the individuals listed in the table is c/o Aviron, 297 North Bernardo Avenue, Mountain View, California 94043.

                                         SHARES BENEFICIALLY                       SHARES BENEFICIALLY
                                             OWNED PRIOR                             OWNED SUBSEQUENT
                                           TO THE OFFERING       SHARES OFFERED     TO THE OFFERING(3)
                                         --------------------       BY THIS        --------------------
NAME AND ADDRESS OF SELLING STOCKHOLDER   SHARES     PERCENT       PROSPECTUS       SHARES     PERCENT
---------------------------------------  --------    --------    --------------    --------    --------
J. Leighton Read, M.D.(1)..............  495,885       1.97%        150,000        345,885       1.37%
Bernard Roizman, Sc.D.(2)..............  194,000          *          50,000        144,000          *

-------------------------
 *  Less than 1% of the outstanding shares of common stock.

(1) Includes 226,000 shares issuable upon exercise of options that are currently exercisable, or will be exercisable within 60 days of December 31, 2000. Also includes an aggregate of 32,000 shares held by The Travis Read 1993 Trust and The Haley Read 1993 Trust of which Robert Fitzwilson is the trustee. Dr. Read disclaims beneficial ownership of the shares held by the trusts.

(2) Includes 19,000 shares issuable upon exercise of options that are currently exercisable, or will be exercisable within 60 days of December 31, 2000.

(3) Assumes the sale of all shares offered hereby.

     One of the selling stockholders, J. Leighton Read, M.D., was a founder of Aviron, our Chairman from 1992 until January 2001, Chief Executive Officer from 1992 until 1999 and Chief Financial Officer from 1992 until 1996. The other selling stockholder, Bernard Roizman, Sc.D., has been a member of our board of directors since 1992 and is also a member of our Scientific Advisory Board.

     We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling stockholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, in connection with this offering. The selling stockholders have agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons that control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders, or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest, may sell shares from time to time in public transactions, on or off the Nasdaq National Market, or private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to, one or any combination of the following types of transactions:

     - ordinary brokers' transactions;

     - transactions involving cross or block trades or otherwise on the Nasdaq National Market;

     - purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

     - "at the market," to or through market makers, or into an existing market for our common stock;

     - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     - through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

     - in privately negotiated transactions; or

     - to cover short sales.

     The selling stockholders may sell their shares either alone or in conjunction with one or more underwritten public offerings or non-underwritten public or private offerings by us or other stockholders of our common stock or other of our debt or equity securities.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling stockholders also may sell shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders also may pledge the shares to a broker or dealer. Upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders in amounts to be negotiated in connection with the sale. The selling stockholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commission, discount or concession these "underwriters" receive may be deemed to be underwriting compensation.

     To the extent required, the following information will be set forth in a supplement to this prospectus:

     - information as to whether underwriters who the selling stockholders may select, or any other broker-dealer, is acting as principal or agent for the selling stockholders;

     - the compensation to be received by underwriters that the selling stockholders may select or by any broker-dealer acting as principal or agent for the selling stockholder; and

     - the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

     Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through this dealer or broker.

     We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act during such time as they may be engaged in a distribution of the shares. With some exceptions, Regulation M precludes any selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

     We will not receive any of the proceeds from the selling stockholders' sale of our common stock.

                                 LEGAL MATTERS

     Latham & Watkins of Menlo Park, California will issue an opinion about certain legal matters with respect to the common stock offered in this prospectus. Alan C. Mendelson, one of our directors and a partner of Latham & Watkins, owns 1,943 shares of our common stock.

                                    EXPERTS

     Ernst & Young LLP, independent auditors have audited our financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661, and at Seven World Trade Center, New York, New York, 10048. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov". In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 8, 2000, and amended by a Form 10-K/A filed with the SEC on April 3, 2000 and April 28, 2000;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the SEC on May 15, 2000, August 11, 2000 and November 14, 2000, respectively;

     3. Our Current Report on Form 8-K dated January 11, 2000, filed with the SEC on January 14, 2000.

     4. Our Current Report on Form 8-K dated June 12, 2000, filed with the SEC on June 13, 2000;

     5. Our Current Report on Form 8-K dated October 19, 2000, filed with the SEC on October 19, 2000;

     6. Our Current Report on Form 8-K dated November 2, 2000, filed with the SEC on November 2, 2000;

     7. Our Current Report on Form 8-K dated January 4, 2001, filed with the SEC on January 4, 2001.

     8. Our Current Report on Form 8-K dated January 9, 2001, filed with the SEC on January 9, 2001; and

     9. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1996.

     We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                                     Aviron
                         Attention: Investor Relations
                           297 North Bernardo Avenue
                            Mountain View, CA 94043
                                 (650) 919-6500

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee.........  $ 2,571
Legal Fees and Expenses.....................................   25,000
Accountants' Fees and Expenses..............................   15,000
Miscellaneous...............................................   15,000
                                                              -------
  Total.....................................................  $57,571
                                                              =======

     The foregoing items, except for the Securities and Exchange Commission Registration Fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, Aviron has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

     Aviron's certificate of incorporation and by-laws include provisions to (1) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware and (2) require Aviron to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Aviron believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to Aviron, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of Aviron or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the directors' duty to Aviron or its stockholders when the director was aware or should have been aware of a risk of serious injury to Aviron or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Aviron or its stockholders, for improper transactions between the director and Aviron and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     Aviron has entered into indemnity agreements with each of its directors and executive officers that require Aviron to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred(including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of Aviron or any of its affiliated enterprises, provided such person acted in good faith and in a manner such persons reasonably believed to be in, or not opposed to, the best interests of Aviron and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of Aviron as to which indemnification is being sought.

     Aviron has a liability policy covering the officers and directors of Aviron which includes liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
1.1*      Underwriting Agreement.
4.2       Specimen Stock Certificate.(1)
4.8       Investors Rights Agreement, dated July 18, 1995, among the
          Company and the investors named therein.(1)
4.11      Common Stock Purchase Agreement, dated as of December 16,
          1999, between the Company and American Home Products
          Corporation.(2)
4.12      Common Stock Purchase Agreement, dated as of December 30,
          1999, between the Company and American Home Products
          Corporation.(2)
4.13      Common Stock Purchase Agreement, dated as of February 3,
          2000, between the Company and American Home Products
          Corporation.(2)
4.14      Warrant for Common Stock issued to the University of
          Michigan.(2)
4.15      Common Stock Purchase Agreement, dated as of April 5, 2000, between Aviron and American Home Products Corporation.(3)
4.16      Registration Rights Agreement, dated October 10, 2000, by
          and between Aviron and Evans Vaccines Limited.(4)
4.17      Warrant for Common Stock, issued to ARCH Development
          Corporation.(5)
4.18      Warrant for Common Stock, issued to The Procter & Gamble
          Company.(6)
4.19      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.20      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.21      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.22      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.23      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.24      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
5.1       Opinion of Latham & Watkins.
23.1      Consent of Ernst & Young LLP, Independent Auditors.
23.2      Consent of Latham & Watkins. Reference is made to Exhibit
          5.1.
24.1      Power of Attorney. See signature page.

-------------------------
 * To be filed by an amendment or by a report on Form 8-K pursuant to section 601 of Regulation S-K.

(1) Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1, File No. 333-05209, Filed June 5, 1996, as amended.

(2) Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999, File No. 0-20815, Filed March 8, 2000.

(3) Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 0-20815, Filed May 15, 2000.

(4) Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-3, File No. 333-45072, Filed September 1, 2000, as amended.

(5) Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No. 0-20815, Filed August 11, 2000.

(6) Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 0-20815, Filed November 14, 2000.

(7) Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-3, File No. 333-52028, Filed December 18, 2000.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant undertakes that; (1) for purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on January 9, 2001.

                                          AVIRON

                                          By:      /s/ C. BOYD CLARKE
                                            ------------------------------------
                                                       C. Boyd Clarke
                                             President, Chief Executive Officer
                                                             and
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Boyd Clarke and Fred Kurland, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                              TITLE                      DATE
             ---------                              -----                      ----

        /s/ C. BOYD CLARKE           President, Chief Executive Officer   January 9, 2001
-----------------------------------       and Chairman of the Board
          C. Boyd Clarke                (Principal Executive Officer)

         /s/ FRED KURLAND                 Senior Vice President and       January 9, 2001
-----------------------------------        Chief Financial Officer
           Fred Kurland                   (Principal Financial and
                                             Accounting Officer)

 /s/ R. GORDON DOUGLAS, JR., M.D.                 Director                January 9, 2001
-----------------------------------
   R. Gordon Douglas, Jr., M.D.

             SIGNATURE                              TITLE                      DATE
             ---------                              -----                      ----
    /s/ DENNIS M. FENTON, PH.D.                   Director                January 9, 2001
-----------------------------------
      Dennis M. Fenton, Ph.D.

   /s/ WAYNE T. HOCKMEYER, PH.D.                  Director                January 9, 2001
-----------------------------------
     Wayne T. Hockmeyer, Ph.D.

     /s/ PAUL H. KLINGENSTEIN                     Director                January 9, 2001
-----------------------------------
       Paul H. Klingenstein

       /s/ ALAN C. MENDELSON                      Director                January 9, 2001
-----------------------------------
         Alan C. Mendelson

    /s/ J. LEIGHTON READ, M.D.                    Director                January 9, 2001
-----------------------------------
      J. Leighton Read, M.D.

    /s/ BERNARD ROIZMAN, SC.D.                    Director                January 9, 2001
-----------------------------------
      Bernard Roizman, Sc.D.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
1.1*      Underwriting Agreement.
4.2       Specimen Stock Certificate.(1)
4.8       Investors Rights Agreement, dated July 18, 1995, among the
          Company and the investors named therein.(1)
4.11      Common Stock Purchase Agreement, dated as of December 16,
          1999, between the Company and American Home Products
          Corporation.(2)
4.12      Common Stock Purchase Agreement, dated as of December 30,
          1999, between the Company and American Home Products
          Corporation.(2)
4.13      Common Stock Purchase Agreement, dated as of February 3,
          2000, between the Company and American Home Products
          Corporation.(2)
4.14      Warrant for Common Stock issued to the University of
          Michigan.(2)
4.15      Common Stock Purchase Agreement, dated as of April 5, 2000, between Aviron and American Home Products Corporation.(3)
4.16      Registration Rights Agreement, dated October 10, 2000, by
          and between Aviron and Evans Vaccines Limited.(4)
4.17      Warrant for Common Stock, issued to ARCH Development
          Corporation.(5)
4.18      Warrant for Common Stock, issued to The Procter & Gamble
          Company.(6)
4.19      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.20      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.21      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.22      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.23      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
4.24      Warrant for Common Stock, issued to Evans Vaccines
          Limited.(7)
5.1       Opinion of Latham & Watkins.
23.1      Consent of Ernst & Young LLP, Independent Auditors.
23.2      Consent of Latham & Watkins. Reference is made to Exhibit
          5.1.
24.1      Power of Attorney. See signature page.

-------------------------
 * To be filed by an amendment or by a report on Form 8-K pursuant to section 601 of Regulation S-K.

(1) Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1, File No. 333-05209, Filed June 5, 1996, as amended.

(2) Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999, File No. 0-20815, Filed March 8, 2000.

(3) Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 0-20815, Filed May 15, 2000.

(4) Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-3, File No. 333-45072, Filed September 1, 2000, as amended.

(5) Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No. 0-20815, Filed August 11, 2000.

(6) Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 0-20815, Filed November 14, 2000.

(7) Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-3, File No. 333-52028, Filed December 18, 2000.